UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2024

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House, Grand Cayman Cayman Islands	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2024, Herbalife Ltd. (the “Company”) and Herbalife International America, Inc. entered into a new employment agreement with Michael O. Johnson pursuant to which he will continue to serve as the Company’s Chief Executive Officer (the “CEO Employment Agreement”). The CEO Employment Agreement has a term through December 31, 2024. The payments and benefits to which Mr. Johnson is entitled under the CEO Employment Agreement include (i) annual base salary of $1,280,000, (ii) eligibility for an annual bonus targeted at $1,920,000 (with a maximum bonus of 300% of target), and (iii) an equity incentive award having a grant date fair value equal to $8,000,000, of which 50% will be granted in the form of time-based stock units (the “RSU Award”) and 50% was granted in the form of stock appreciation rights (the “SARs Award” and, together with the RSU Award, the “Equity Awards”) pursuant to the Company’s 2023 Stock Incentive Plan, as amended from time to time (the “Plan). In addition, Mr. Johnson shall be entitled to personal use of private aircraft paid by the Company, subject to a limit of $500,000 per year.

The Equity Awards will vest in two installments, 50% on the first anniversary of the date on which they are granted (the “Grant Date”), and 50% on the earlier of January 3, 2026, or the date on which a new non-interim Chief Executive Officer has been appointed by the Board; provided that, in no instance shall any vesting of the Equity Awards occur prior to the one year anniversary of Grant Date. The SARs Award will have a ten-year term. Notwithstanding the foregoing, if (i) Mr. Johnson voluntarily resigns as Chief Executive Officer prior to December 31, 2024 without a new non-interim Chief Executive Officer having been appointed by the Company’s Board of Directors (the “Board”), the Equity Awards will be forfeited; (ii) Mr. Johnson is terminated as Chief Executive Officer or as a member of the Board without “cause” (as defined in the applicable award agreement) or is not re-elected or nominated by the Company for election to the Board, then, subject to his execution and non-revocation of a general release of claims in favor of the Company, the RSU Award shall immediately vest in full and a pro-rata portion of the SARs Award will immediately vest based on the number of full months Mr. Johnson was employed and/or providing service as a member of the Board during the applicable vesting period; or (iii) Mr. Johnson is involuntarily terminated from his position as Chief Executive Officer and/or as a member of the Board within twenty-four (24) months following a “change in control” (as defined in the Plan), the Equity Awards will be subject to acceleration as provided in Section 15(c) of the Plan. Mr. Johnson will not be eligible to participate in the Herbalife International of America, Inc. Executive Officer Severance Plan.

The foregoing description of the CEO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement, copies of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

January 9, 2024	By:	/s/ HENRY C. WANG
		Name:	Henry C. Wang
		Title:	EVP, General Counsel and Corporate Secretary